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               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                         Current Report


                          April 24, 2000
       (Date of Report - Date of Earliest Event Reported)

                            33-02035-A
                     (Commission File Number)


                   CORRECTIONS SERVICES, INC.

       Florida                                          59-2508470
(State or other jurisdiction of                        (IRS Employer
 incorporation or organization)                      Identification No.)

                 3040 East Commercial Boulevard
                Fort Lauderdale, Florida  33308
            (Address of Principal Executive Offices)


                         (954) 772-2297
                (Registrant's Telephone Number)


                             None
      (Former Name, Former Address and Former Fiscal Year,
                  if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Cancellation of Letter of Intent
--------------------------------

     On March 3, 2000, the Registrant entered into a Letter of Intent to acquire all of the assets and operations of Truck Farm, Inc., a closely-held South Carolina corporation with principal offices in Georgetown, South Carolina. Pursuant to the terms of the Letter of Intent, during the course of mutual due diligence by the Registrant and by Truck Farm, Inc., Corrections Services, Inc. was to determine whether to acquire either all of the issued and outstanding capital stock of Truck Farm, Inc. or all of its assets in a transaction in which the business operations of Truck Farm, Inc. would have become the business operations of the Registrant upon completion of the acquisition transaction. It was contemplated by both companies that the Registrant's Board of Directors would be comprised in whole or in majority part of the Directors of Truck Farm, Inc. and that the Registrant would change its name to reflect its new commercial operations.

     The intended acquisition transaction contemplated an exchange of Truck Farm common stock or assets in exchange for restricted Common Stock of Corrections Services, Inc. upon terms and conditions determined following the completion of both companies' due diligence, a process which was anticipated to take approximately ninety days. While there was no assurance that due diligence would not uncover insurmountable obstacles to completion of the intended acquisition transaction, the Registrant anticipated that it would have been able to develop and enter into a definitive merger or asset purchase agreement, upon completion of the mutual due diligence efforts.

     The Registrant has been informed however that Truck Farm, Inc. has chosen to withdraw from the intent to effect some form of business combination with the Registrant.

     The Registrant was at that point engaged in its due diligence. The Company expected to enter into a definitive agreement of merger or purchase upon completion of those efforts. There was no assurance that one or more insurmountable obstacles to the companies' intentions in the contemplated transaction would not have arisen and precluding the Company from entering into a definitive agreement or from implementing the terms of the definitive agreement. Withdrawal by the target company however was not anticipated by the Registrant. The Company at this point will resume its search for a suitable acquisition, merger or other form of business combination.

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                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORRECTIONS SERVICES, INC.



Dated: April 26, 2000              BY:/s/Norman H. Becker
                                      Norman H. Becker,
                                      President